Exhibit 10.3
TEAMING AGREEMENT
This TEAMING AGREEMENT, effective upon signature by both parties, is entered into by and between Tokai Bussan Company LTD. (hereinafter referred to as Tokai Bussan), a corporation having a place of business at 7-2-9, Todoroki, Setagaya-ku, Tokyo 158-0082, Japan, and VIASPACE Inc, (hereinafter referred to as VIASPACE), a company situated at 171N. Altadena Dr., Suite #101, Pasadena, CA 91107, United States of America.
RECITALS
WHEREAS Tokai Bussan is a global developer of software products for commercial and industrial applications and has significant relationships with automobile manufacturers in Japan.
WHEREAS Tokai Bussan is a supply chain manager and distributor of a wide variety of consumer electronic products including cell phones and notebook computers, for major OEMs in Japan.
WHEREAS VIASPACE is a company that transforms proven space and defense technologies from the National Aeronautics and Space Administration (NASA) and the U.S. Department of Defense (DOD) into hardware and software solutions suitable for the commercial market, and specifically develops product based solutions for and markets an expert level software product known as SHINE (Space Health Inference Engine), with potential diagnostics and prognostics applications for which Tokai Bussan has a particular interest.
WHEREAS VIASPACE has a newly emerging line of Energy Products of and VIASPACE’s subsidiary, Direct Methanol Fuel Cell Corporation (DMFCC) has a newly emerging line of fuel cell cartridge and other fuel cell products for which Tokai Bussan has particular interest.
WHEREAS, this Agreement will enable each party to complement the unique capabilities of the other and will provide potential Customers with the best combination of capabilities to achieve Customers’ objectives;
1. PURPOSE OF TEAMING AGREEMENT
WHEREAS, Tokai Bussan and VIASPACE desire to formulate and submit proposals to enter into one or more strategic contract relationships and/or partnerships in connection with their mutual interests to various Customers in Japan (hereafter referred to as the Program) to:
This document remains the property of VIASPACE Inc.. All information contained herein is proprietary and confidential.

1.	Promote VIASPACE Security products on a list of projects to be discussed and agreed between Tokai Bussan and VIASPACE after signing of this agreement.

2.	Co-develop software products for the automotive industry, beginning in Japan

3.	Pursue mutually beneficial approaches regarding the distribution of VIASPACE Energy Products in Japan and,

4.	Pursue mutually beneficial approaches regarding the distribution of DMFCC fuel cell cartridges and/or fuel cell products in Japan
The purpose of this Teaming Agreement is to set forth the terms and conditions of the commitments between Tokai Bussan and VIASPACE to carry out the Program.
The Program (“The Program”):
The program will entail the following from the respective parties:
Tokai Bussan:
1.	To promote market awareness of the VIASPACE and DMFCC product range throughout Tokai Bussan’s field of activities in Japan.

2.
Co-develop a diagnostic and/or prognostic application using SHINE software and present a joint proposal to Toyota, Mitsubishi Heavy Industries, and other potential customers as discussed and agreed between Tokai Bussan and VIASPACE.

3.	Seek sales opportunities for the VIASPACE and DMFCC product range and assist VIASPACE and DMFCC in putting together winning sales proposals.

4.	Where contract proposals require, Tokai Bussan will provide VIASPACE with technical , supply chain and commercial support and expertise

5.	Provide technical and commercial assistance to VIASPACE in the installation and implementation phase of contracts as contractually agreed to ensure successful completion of any contract.

6.	Assist VIASPACE Security Products to integrate the product range into a wider system of diagnostics and prognostics applications

7.	Assist VIASPACE and DMFCC in selecting other appropriate partners in Japan as agreed between the parties

8.	The above activities shall not be in contradiction with the independent sales, marketing and product development activities of VIASPACE, DMFCC and their agents.
VIASPACE/DMFCC:
1.	To provide Tokai Bussan with necessary and agreed product information and marketing materials to assist with market and product awareness.
This document remains the property of VIASPACE Inc.. All information contained herein is proprietary and confidential.

2.
Co-develop a diagnostic and/or prognostic application using SHINE software and present a joint proposal to Toyota, Mitsubishi Heavy Industries, and other potential customers as discussed and agreed between Tokai Bussan and VIASPACE.

3.
To support and promote Tokai Bussan in markets in Japan that have been discussed and agreed between Tokai Bussan and VIASPACE, where their teaming and/or support might be required, in addition to VIASPACE’s and DMFCC’s own activities

4.	To provide access to and provision of relevant personnel to assist in technical and commercial opportunities to secure business opportunities beneficial to both parties

5.	To respond promptly to Tokai Bussan’s reasonable requests for information to achieve the goals of the Program
2. RELATIONSHIP OF THE PARTIES
a)
Each party shall bear all costs, risks and liabilities incurred by it arising out of its performance of this Agreement. Each party shall be responsible for its own costs of graphic arts, printing, binding and delivery of any proposal. Neither party shall have any right to any reimbursement, payment or compensation of any kind from the other during the period up to the award of a contract by a Customer involving both parties unless otherwise specifically agreed in writing by the parties.

b)	During the term of this agreement, Tokai Bussan and VIASPACE agree to work together in good faith to pursue and achieve the objectives of “The Program”, as outlined above.

c)
This Teaming Agreement does not constitute, create, or give effect to a partnership, joint venture, or any other type of formal business entity. Tokai Bussan and VIASPACE are independent contractors. Neither is the agent of the other and neither may bind the other.

d)	Both parties agree to honor the commercial confidentiality of the other party and preserve their good name and reputation.

e)
Both parties agree to use good faith efforts to enter into a contractual relationship in the event of one party identifying a project where the other party agrees to participate. Such a contractual relationship will cover the specific and relevant responsibilities of each party and define any remuneration or payments that may be agreed as due from either party to the other.

This document remains the property of VIASPACE Inc.. All information contained herein is proprietary and confidential.

3 TERM AND TERMINATION
Expiration. Unless terminated earlier pursuant to this Article 3, this Agreement shall continue in effect for three (3) years after the last signature date and shall thereafter automatically renew for consecutive one year periods, unless either party sends notice of termination at least 90 days prior to the end of the then current term or renewal term.
Termination for Cause. Either party may terminate this Agreement, at its option, by written notice to the other party upon the occurrence of any of the following:
(a) The other party (i) seeks the liquidation, reorganization, dissolution or winding up of itself (other than dissolution or winding up for the purposes of reconstruction or amalgamation) or the composition or readjustment of all or substantially all of its debts, (ii) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its assets, (iii) makes a general assignment for the benefit of its creditors, (iv) commences a voluntary case under the Bankruptcy Code, (v) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, or (vi) adopts any resolution of its Board of Directors or stockholders for the purpose of effecting any of the foregoing; or,
(b) Upon or after the breach of any material agreement, condition or covenant of this Agreement, if the breaching party has not cured such breach within thirty (30) days after written notice thereof from the other party.
4 PUBLICITY AND NEWS RELEASES
No news release, public announcement, advertisement or publicity concerning this Agreement, any proposals, any resulting contracts, or any subcontracts to be carried out hereunder, shall be released by either party without the prior written approval of the other party, which shall not be unreasonably withheld. The parties acknowledge the requirements of both parties to meet any of their respective government’s reporting requirements, and agree to cooperate promptly in approval of any disclosures required by their government entities.
5 PROPRIETARY INFORMATION
Information exchanged in connection with this Agreement shall, except as may otherwise be provided in Article 6 below or in any contract they may be agreed between the parties resulting from this Agreement, be treated as proprietary information which is subject to the existing non-disclosure agreement between the parties.
This document remains the property of VIASPACE Inc.. All information contained herein is proprietary and confidential.

6 INTELLECTUAL PROPERTY
6.1 For purposes of this Agreement, the term Intellectual Property shall mean patented and unpatented inventions, mask works, copyrighted works, trade secrets, know-how and proprietary information. Except as may be otherwise expressly provided elsewhere in this Agreement or in any resulting contract, each party shall retain title to its own Intellectual Property, including Intellectual Property possessed independently of the performance of this Agreement.
6.2 Subject to any rights of the Customer and except as may otherwise be expressly provided elsewhere herein or in any resulting contract, each party shall retain title to any Intellectual Property which is developed, authored, conceived or reduced to practice independently and solely by that party during the performance of this Agreement. No license, express or implied, shall inure to the benefit of the other party with respect to any such Intellectual Property, except as expressly provided herein or in any resulting subcontract between the parties. Tokai Bussan recognizes the extraordinary contribution due to the special relationship pre-existing between VIASPACE, the NASA Jet Propulsion Lab (JPL) and the California Institute of Technology (Caltech). Tokai Bussan agrees that any licenses required from JPL/Caltech for JPL/Caltech developed technology for any agreed project will be negotiated by VIASPACE with JPL/Caltech.
6.3
Unless expressly provided otherwise elsewhere in this Agreement or in any subsequent subcontract between the parties resulting from this Agreement, if the parties jointly make or conceive any invention or jointly create any mask work or copyrightable material (hereinafter singularly and collectively “Joint IP”), then such Joint IP shall be owned jointly by the parties unless one of the parties elects not to participate in such joint ownership. Subject to the teaming obligations under this Agreement and, except as may otherwise be expressly provided elsewhere herein or in any resulting contract, each owning party shall be free to use, practice and license non-exclusively such Joint IP without in any way accounting to the other owning party, except that each owning party agrees to use reasonable efforts to maintain such Joint IP as confidential and proprietary in the same manner it treats its own Intellectual Property of similar character except to the extent that the parties otherwise mutually agree in connection with seeking to obtain statutory protection such as patent protection. Procedures for seeking and maintaining statutory protection such as patents, mask work registrations, or copyrights for Joint IP shall be mutually agreed in good faith by the owning parties; provided that neither party shall unreasonably withhold its agreement to seeking such protection. Any party which does not bear its proportionate share of expenses in securing and maintaining statutory protection for Joint IP in any particular country or countries shall surrender its joint ownership under any resulting patents, mask work registrations and copyright registrations in such country or countries.

This document remains the property of VIASPACE Inc.. All information contained herein is proprietary and confidential.

7 NOTICES
All notices, certificates, acknowledgments and other reports sent by a party under this Agreement, shall be in writing and shall be deemed properly delivered when duly mailed by certified mail to the other party at its address as follows, or to such other address as either party may, by written notice, designate to the other.

Tokai Bussan Company Ltd.	VIASPACE

7-2-9, Todoroki, Setagaya-ku,	Address 171 N. Altadena Drive
Tokyo 158-0082, Japan	Pasadena, CA 91105
ATTN: Takashi Masuda, Managing Director	ATTN: Mr. Skip Zeiler
Tel: +81-03-3704-2581	Tel: 626-768-3365
Fax:	Fax: 626-578-9269
E-mail:	E-mail: szeiler@VIASPACE.com
8 RELATIONSHIP
This Agreement is not intended by the parties to constitute or create a joint venture, pooling arrangement, partnership, or formal business organization of any kind, and the rights and obligations of the parties shall be only those expressly set forth herein. Neither party shall have authority to bind the other except to the extent expressly authorized herein. VIASPACE and Tokai Bussan shall remain as independent contractors at all times and neither party shall act as an agent for the other.
9 ASSIGNMENT
Neither party may assign or transfer its interest hereunder or delegate its duties without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may freely assign this Agreement to a successor in connection with the sale of all or substantially all of its assets to which this Agreement relates, or pursuant to a change of control, including a merger, consolidation or solvent reorganization. Any purported assignment in violation of this Article 9 shall be void and of no effect.
10 MODIFICATIONS, WAIVERS
This Agreement shall not be amended or modified, nor shall any waiver of any right hereunder be effective unless set forth in a document executed by duly authorized representatives of both parties. The waiver of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same.
This document remains the property of VIASPACE Inc.. All information contained herein is proprietary and confidential.

11 SEVERABILITY
If any part, term, or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any law of the U.S. or Japanese Federal Government, or of the government of the U,.S. State of California, having jurisdiction over this Agreement, the validity of the remaining portions of provisions shall not be affected thereby. In the event that any part, term or provision of this Agreement is held void, illegal, unenforceable, or in conflict with any law of the U.S. or Japanese Federal Government, or the U.S. State of California, having jurisdiction over this Agreement, the parties agree, to the extent possible, to include a replacement provision, construed to accomplish its originally intended effect, that does not violate such law or regulation.
12 LIMITATION OF LIABILITY
Except for Liability arising from a breach of Articles 5 or 6 (Proprietary Information and Intellectual Property), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL (INCLUDING MULTIPLE OR PUNITIVE) OR OTHER INDIRECT DAMAGES THAT ARE CLAIMED TO BE INCURRED BY THE OTHER PARTY WHETHER SUCH CLAIM ARISES UNDER CONTRACT, TORT (INCLUDING STRICT LIABILITY) OR OTHER THEORY OF LAW.
13 TAXES
Each party shall be responsible for its respective present and future taxes, duties, tariffs, fees, imports, and other charges, including, but not limited to, income, excise, import, purchase, sales, use, turnover, added value, gross receipts, gross wages, and similar assessments imposed upon such party by any taxing authority as a result of the performance of the party’s duties and responsibilities hereunder.
14 GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of Singapore, without regard to the conflicts of law principles thereof. Both parties agree that any disputes related to the subject matter of this Agreement shall be subject to and finally resolved by arbitration in accordance with the Rules of Arbitration as administered by the International Chamber of Commerce, International Court of Arbitration by a panel of 3 arbitrators. The arbitration shall be convened in the city of the respondent. In any action to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys’ fees.
This document remains the property of VIASPACE Inc.. All information contained herein is proprietary and confidential.

Signed for Tokai Bussan Company LTD	Signed for VIASPACE Inc

Signature /s/ Takashi Masuda	Signature /s/ Carl Kukkonen

NAME: Takashi Masuda	NAME: Carl Kukkonen

Title: Managing Corporate Officer	Title: CEO

Date: March 15, 2007	Date: March 21, 2007
This document remains the property of VIASPACE Inc.. All information contained herein is proprietary and confidential.